STOCK PURCHASE AGREEMENT
                            ------------------------

          STOCK PURCHASE AGREEMENT, dated as of March 14, 2003, by and among Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. (each a "Seller" and collectively, the "Sellers") and Halpern Denny III, L.P. (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, pursuant to the terms of the Third Series F Preferred Stock and Warrant Purchase Agreement, dated as of June 19, 2001 (the "Purchase Agreement"), among New World Restaurant Group, Inc. (the "Company"), the Sellers, the Purchaser and certain other purchasers, the Sellers acquired shares of the Company's Series F Preferred Stock, par value $0.001 per share (the "Series F Preferred Stock"), and warrants to acquire shares of the common stock, par value $0.001 per share ("Common Stock"), of the Company; and

          WHEREAS, on the date hereof, the Sellers own an aggregate of (i) 6,422.917 shares of the Series F Preferred Stock (together with payment-in-kind dividends accrued on such shares, the "Shares") and (ii) warrants to acquire an aggregate of 4,551,326 shares of Common Stock (the "Warrants" and, collectively with the Shares, the "Securities"); and

          WHEREAS, the Sellers desires to sell and transfer the Securities to the Purchaser, and the Purchaser desires to purchase the Securities from the Sellers all as more specifically provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:
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                                    ARTICLE I

                         Purchase and Sale of Securities

          Section  1.1.  Purchase  and Sale of  Securities.  Upon the  terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing (as defined herein) the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser the Securities and the Purchaser shall purchase such Securities from the Sellers for an aggregate cash purchase price of $5,000,000 (the "Purchase Price"). At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to an account or accounts previously specified by the Sellers.

          The closing of the purchase and sale of the Securities (the "Closing") shall occur as promptly as practicable following the date hereof. The date of the Closing is hereinafter referred to as the "Closing Date."

          Section 1.2. Transactions to be Effected at Closing. At the Closing:

          (a) The Sellers shall surrender to the transfer agent for the Shares (the "Transfer Agent") for the benefit of the Purchaser the certificate or certificates representing the Shares accompanied by duly executed stock powers endorsed in blank.

          (b)  The  Sellers  shall   surrender  to  the  Purchaser  or,  at  the
Purchaser's direction, the Company, the Warrants with irrevocable instructions to transfer the Warrants to the Purchaser.

          (c) The Purchaser shall deliver the Purchase Price to the Sellers in accordance with Section 1.1.

          (d) The Sellers shall deliver to the Transfer Agent, with a copy to the Company and its counsel, an opinion from Sellers' counsel (a copy of which shall be provided to the Purchaser), addressed to the Transfer Agent, that the sale of Shares by the Sellers to the Purchaser may be made as contemplated by this Agreement without registration under the Securities Act of 1933, as amended (the "Act").

          (e) The Purchaser shall deliver to the Sellers a certificate stating that the representations and warranties of the Purchaser shall have been true and correct in all respects when made and shall be true and correct on as and of the Closing Date with the same force and effect as though made on and as of such Closing Date.

          (f) The Sellers shall deliver to the Purchaser a certificate stating that the representations and warranties of the Sellers shall have been true and correct in all respects when made and shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such Closing Date.
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          (g) Each of the parties shall execute and deliver to the other parties hereto such other documents or instruments as any party hereto reasonably requests to effect the transactions contemplated hereby.

          Section 1.3. Termination. In the event that the Closing does not occur on or before March 31, 2003, the Sellers may terminate this Agreement upon written notice to the Purchaser, provided that such failure is not the result of a breach by the Sellers of their obligations hereunder.

                                   ARTICLE II

              Representations and Warranties Regarding the Sellers


          The Sellers hereby jointly and severally represent and warrant to the Purchaser as follows:

          Section 2.1. Authorization. The Sellers have the power and authority to execute and deliver this Agreement and to sell the Securities as contemplated hereby, all of which have been duly authorized by all requisite partnership action. This Agreement has been duly authorized, executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 2.2. No Consents. Except for notice to the Company and the issuance of an opinion of counsel to the Transfer Agent as described above, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a "Person") is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Sellers.

          Section 2.3. Ownership of the Securities. The Sellers own the Securities beneficially and of record, free and clear of any liens, claims or encumbrances (collectively, "Encumbrances"), other than those created pursuant to the terms of the Purchase Agreement and those arising under applicable federal and state securities laws. As of the date hereof, the Sellers do not own any shares of Series F Preferred Stock or any warrants or other rights to acquire Common Stock other than the Securities. Except for the Purchase Agreement, there are no agreements (i) granting any option, warrant or right of first refusal with respect to the Securities to any Person, (ii) restricting the right of the Sellers to sell the Securities to the Purchaser, or (iii) restricting any other right of the Sellers with respect to the Securities. Subject to compliance with the requirements of the Act and the Purchase Agreement, the Sellers have the absolute and unrestricted right, power and capacity to sell, assign and transfer the Shares to the Purchaser free and clear of any Encumbrances (except for Encumbrances created pursuant to the Purchase

Agreement and those arising under applicable federal and state securities laws). Upon delivery of the Securities to the Purchaser in exchange for the Purchase Price, the Purchaser will acquire good, valid and marketable title to the Securities, free and clear of any Encumbrances created by the Sellers, other than those arising pursuant to the Purchase Agreement.

          Section 2.4. Affiliate Status. No Seller is an "affiliate" of the Company as that term is defined in Rule 144 promulgated under the Act.

          Section 2.5. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Sellers in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE III

             Representations and Warranties Regarding the Purchaser

          The Purchaser hereby represents and warrants to the Sellers as follows:

          Section 3.1. Authorization. The Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite partnership action. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 3.2. Access to Information. The Purchaser has received all information regarding the Company that it deems necessary or advisable to evaluate the risks and merits of an investment in the Securities. In addition, the Purchaser has had an opportunity to ask questions of and receive answers from the Sellers and representatives of the Company concerning the business of the Company, its condition and prospects (financial and other) and the terms and conditions of the sale of the Securities as contemplated hereby.

          Section 3.3. Accredited Investor. The Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act.

          Section 3.4. Investment Decision. (a) The Purchaser is acquiring the Securities for its own account for investment only and not for or with a view to resale or distribution in violation of the Act. The Purchaser has not entered into any contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such person or anyone else the Securities in violation of the Act and the Purchaser has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

          (b) The Purchaser has the financial ability to bear the economic risk of losing its entire investment in the Securities, is prepared to bear the economic risk of its investment and can afford to sustain a complete loss of its investment therein.

          (c) The Purchaser has substantial experience in making investment decisions of this type and, therefore, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

          (d) The Purchaser understands that the Securities constitute restricted securities within the meaning of Rule 144 promulgated under the Act, and that none of the Securities, or any interest therein, may be sold except pursuant to an effective registration statement under the Act or in a transaction exempt from registration under the Act, and understands the meaning and effect of such restriction. The Purchaser acknowledges that the certificates representing the Securities contain, and the certificates representing any shares of Common Stock issued upon the exercise of the Warrants (the "Warrant Shares") will contain, contain a legend summarizing the restrictions on transfer of the Securities and that the Transfer Agent has been instructed not to effect a transfer of the Shares or the Warrant Shares absent an opinion of counsel that such transfer may be effected pursuant to the Act.

          (e) The Purchaser has considered and, to the extent it believed such discussion was necessary, discussed with its professional legal, tax and financial advisers the suitability of an investment in the Securities for the Purchaser's particular tax and financial situation and the Purchaser has determined that the Securities are a suitable investment for it.

          Section 3.5. Financial Resources. The Purchaser has, or has the absolute and unconditional right to obtain prior to the Closing, sufficient financial resources to enable it to consummate the transactions contemplated hereby.

          Section 3.6. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV

                                    Covenants

          Section 4.1. Capital Call. Promptly following the execution and delivery of this Agreement by the parties hereto, the Purchaser shall make a capital call on its partners in accordance with the terms of its partnership agreement in a sufficient amount to enable the Purchaser to consummate the transactions contemplated hereby. The Purchaser shall use its commercially reasonable efforts to obtain such capital from its partners so as to enable the Closing to occur as soon as practicable following the date hereof.

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          Section  4.2.  Commercially  Reasonable  Efforts.  Each of the parties hereto shall use its respective commercially reasonable efforts to effect the consummation of the transactions contemplated hereby as promptly as practicable following the date hereof.

          Section 4.3. Further Assurances. From and after the Closing, each of the parties hereto shall execute and deliver such other documents, certificates, agreements or instruments and shall take or cause to be taken such other actions as may be necessary or appropriate to more perfectly effect the sale of the Securities to the Purchaser as contemplated hereby.

                                    ARTICLE V

                         Survival, Amendment and Waiver

          Section 5.1. Survival. The representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall survive the sale of the Shares as contemplated hereby.

          Section 5.2. Amendments. This Agreement (including the provisions of this Section 5.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties affected by such amendment or modification.

          Section 5.3. Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE VI

                                  Miscellaneous

          Section 6.1. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Sellers:      c/o Special Situations Fund III, L.P.
                        153 E. 53rd Street, 55th Floor
                        New York, New York 10022
                        Tel:  (212) 207-5600
                        Fax:  (212) 207-6515
                        Attention:  Austin Marxe

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If to the Purchaser:    Halpern Denny III, L.P.
                        500 Boylston Street
                        Suite 1880
                        Boston, Massachusetts 02116
                        Tel: (617) 536-6602
                        Fax: (617) 536-8535
                        Attention:  William Nimmo

Any party hereto, by notice given to the other parties hereto in accordance with this Section 6.1 may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

          Section 6.2. Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

          Section 6.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 6.4. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

          Section  6.5.   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          Section 6.6. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 6.7. Entire Agreement. This Agreement constitute the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

          Section 6.8. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

          Section 6.9. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.


          Section 6.10. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.


                  [Remainder of page intentionally left blank]

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          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  SPECIAL SITUATIONS FUND III, L.P.



                                  By:      /s/ Austin Marxe
                                      _______________________________
                                            Austin Marxe,
                                            General Partner

                                  SPECIAL SITUATIONS CAYMAN FUND, L.P.



                                  By:     /s/ Austin Marxe
                                      _______________________________
                                            Austin Marxe,
                                            General Partner

                                  SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.



                                  By:     /s/ Austin Marxe
                                     ________________________________
                                            Austin Marxe,
                                            General Partner

                                  SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.



                                  By:     /s/ Austin Marxe
                                     ________________________________
                                            Austin Marxe,
                                            General Partner

                                  HALPERN DENNY III, L.P.



                                  By:     /s/ William Nimmo
                                     ________________________________
                                            William Nimmo